SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               PIERRE FOODS, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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         0-11.

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         _______________________________________________________________________
(2)      Aggregate number of securities to which transaction applies:
         _______________________________________________________________________
(3)      Per unit price or other underlying value of transaction
         computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
(4)      Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
(5)      Total Fee Paid:
         _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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


                                                     Filed by Pierre Foods, Inc.
                                               Pursuant to Rule 14a-12 under the
                                                 Securities Exchange Act of 1934
                                            Subject Company:  Pierre Foods, Inc.
                                                      Commission File No. 0-7277

        1. On April 2, 2002, Pierre Foods, Inc., a North Carolina corporation, issued the following press release:

                    Pierre Foods Moves to OTC Bulletin Board

             CINCINNATI, OHIO (April 2, 2002) -- Pierre Foods, Inc. (NASDAQ:
FOOD) announced today that its common stock will be delisted from the Nasdaq Small Cap Market at the opening of business on April 4, 2002, but is anticipated to be eligible to trade on the Over-the-Counter Bulletin Board (OTCBB) at that time. Prices for OTCBB stocks are accessible at http://www.otcbb.com. Pierre Foods will continue to comply with the periodic reporting requirements of the Securities Exchange Act of 1934.

             Nasdaq advised Pierre Foods that the decision to delist Pierre Foods' common stock was based on the company's failure to hold an annual meeting of shareholders for the fiscal year ended March 3, 2001, as required by Nasdaq Marketplace Rules. Pierre Foods postponed this meeting in anticipation of a special meeting of shareholders to consider the proposed management buyout announced in March 2001. Pierre Foods will not appeal Nasdaq's decision.

             Pierre Foods owns and operates food processing facilities in Cincinnati, Ohio and Claremont, North Carolina. The company is a leading manufacturer of fully cooked branded and private-label protein and bakery products and is believed to be the largest integrated producer of microwaveable sandwiches. The company provides specialty beef, poultry and pork products formed and portioned to meet specific customer requirements. It sells primarily to the foodservice market and serves leading national restaurant chains, a majority of primary and secondary schools, vending, convenience stores and other niche markets.

             Certain statements made in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual events and results to differ materially from expected events and results. As detailed in the company's periodic SEC reports, with respect to Pierre Foods these risks and uncertainties include, among others: the company's substantial leverage and insufficient cash flow from operations; restrictions imposed by the company's debt instruments; factors inhibiting a hostile takeover of the company; the stock available for sale and a limited secondary market for the stock; stock price volatility and the absence of dividends; competition; government regulation; general risks of the food industry; adverse changes in food costs and availability of supplies; dependence on key personnel; and potential labor disruption. In view of these considerations, investors should not place undue reliance on the predictive value of the forward-looking statements made in this press release.


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CONTACT:

Pamela M. Witters, Chief Financial Officer, (513) 682-7188

        2. Pierre Foods will file, with the SEC, preliminary and definitive proxy statements and other relevant documents concerning the proposed management buyout and share exchange. Shareholders are urged to read these proxy statements and other documents when they are available because they will contain important information. Shareholders will be able to obtain all of these documents free of charge at the SEC's website, www.sec.gov. Shareholders also can obtain identified SEC filings of Pierre Foods free of charge by requesting them in writing from Pierre Foods, Inc., 9990 Princeton Road, Cincinnati, Ohio 45246,
Attention: Pamela Witters, or by telephone at (513) 874-8741. Pierre Foods and its directors may be deemed to be participants in the solicitation of proxies from Pierre Foods shareholders in connection with the proposed share exchange. Information about the Pierre Foods directors, and their direct or indirect interests, is set forth in the preliminary proxy statement of Pierre Foods filed with the SEC on January 24, 2002, which can be obtained from the SEC's website or from Pierre Foods as described above.